CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 28, 2018, relating to the financial statements and financial highlights of Oppenheimer Emerging Markets Revenue ETF, Oppenheimer Global ESG Revenue ETF, Oppenheimer Global Revenue ETF, Oppenheimer International Revenue ETF, Oppenheimer Russell 1000® Low Volatility Factor ETF, Oppenheimer Russell 1000® Momentum Factor ETF, Oppenheimer Russell 1000® Quality Factor ETF, Oppenheimer Russell 1000® Size Factor ETF, Oppenheimer Russell 1000® Value Factor ETF, Oppenheimer Russell 1000® Yield Factor ETF, Oppenheimer S&P 500 Revenue ETF, Oppenheimer S&P Financials Revenue ETF, Oppenheimer S&P MidCap 400 Revenue ETF, Oppenheimer S&P SmallCap 600 Revenue ETF, and Oppenheimer S&P Ultra Dividend Revenue ETF, each a series of Oppenheimer ETF Trust, for the year or period ended June 30, 2018, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectus.

/s/ Cohen & Company, Ltd.
Cohen & Company, Ltd.
Cleveland, Ohio
May 15, 2019